THE BANK OF NEW YORK
 NEW YORK'S FIRST BANK -
FOUNDED 1784 BY
ALEXANDER HAMILTON

101 BARCLAY STREET, NEW
YORK, N.Y. 10286
AMERICAN DEPOSITARY
RECEIPTS

October 20, 2004

SECURITIES & EXCHANGE
COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	Depositary Shares
evidenced by the
American
Depositary Receipts
for Preferred
Shares, without par
value, of Banco Itau
Holding Financeira
S.A. (File Nos. 333-
13964, 333-13394)




Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under
the Securities Act of 1933, as
amended, on behalf of The Bank
of New York, as Depositary for
securities against which
American Depositary Receipts
are to be issued, we attach a
copy of the new prospectus
("Prospectus") reflecting the
change in the number of
preferred shares represented by
one American Depositary Share
(the "Ratio").

As required by Rule 424(e), the
upper right hand corner of the
Prospectus cover page has a
reference to Rule 424(b)(3) and
to the file number of the
registration statement to which
the Prospectus relates.

Pursuant to Section III B of the
General Instructions to the Form
F-6 Registration Statement, the
Prospectus consists of the ADR
certificate for Banco Itau Holding
Financeira S.A..

The Prospectus has been revised
to reflect the new Ratio, and has
been overstamped with:

"Effective October 20th, 2004, the
ratio has changed from each
American Depositary Share
representing 500 Preferred
shares to each American
Depositary Share representing
one-half of one Share."

Attached to this letter is a copy of
a letter from Banco Itau Holding
Financeira S.A. to The Bank of
New York requesting that the
Ratio be changed.

Please contact me with any
questions or comments at 212
815-3626.

//Arianna Ferreira-Foley
Name: Arianna Ferreira-Foley
Title:	Assistant Treasurer


Encl.